Exhibit 99.1

ClearSign Technologies Corporation Provides First Quarter 2022 Update

Tulsa, OK, June 2, 2022 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the first quarter ended March 31, 2022.

“I am encouraged by the recognition we are gaining in the industry said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We have spent significant time this quarter meeting with customers, at industry conferences, in person and via web calls. What has changed in these interactions is first, many have been requested by the customers or companies working on their behalf, secondly, we are entering into deeper discussions rather than an introduction of our technologies. I do see growing recognition of our abilities in the industry. Our goals are now to convert these inquires and proposals into orders for both our process burner and boiler burner product lines.”

Recent strategic and operational highlights during and subsequent to the first quarter of 2022 include:

Closed an underwritten public offering of Common Stock: The Company closed an offering of 4,186,000 shares of its common stock at a price to the public of $1.11 per share. The total offering included 546,000 shares issued pursuant to the full exercise of the underwriter's over-allotment option.  Gross proceeds to ClearSign from this offering were approximately $4,646,460 before deducting underwriting discounts, commissions and other offering expenses. ClearSign intends to use the net proceeds from the offering for working capital, research and development, marketing and sales, and general corporate purposes.

Awarded Grant from Department of Energy to Develop a Hydrogen Fueled Ultra Low NOx Process Burner: The Company was awarded a government grant through the Small Business Innovative Research (SBIR) program with the Department of Energy. The goal of this project is to develop ultra-low NOx hydrogen burner technology which will enable the adoption of hydrogen fuel for industrial heating, leading to reductions in the industrial emissions of both carbon dioxide and nitrogen oxides. The project and funding are in phases.  The initial funding amount is approximately $250,000 and the project will last six months starting at the end of June. If needed, and upon completion of the Phase 1 work, the Company will be able to submit a follow-up proposal to continue the development work with a Phase 2 grant. Phase 2 grant funding can be up to $1.6 million for a two-year duration.

Announced Initial Order for Multi Heater Project from California Refinery: The Company received an initial engineering order from a large independent national refiner as the first phase of a project to retrofit two process heaters for a total of twenty ClearSign Core™ burners in one of their California refineries. The order consists of engineering, drafting and CFD (Computational Fluid Dynamics) modelling of ClearSign Core burners operating in the destination heaters. The following phases of this project are expected to include a physical "first article" full size burner demonstration, then the supply of the twenty burners to be installed in the California refinery heaters.

Successfully Installed a Process Burner Order for a Super Major's European Refinery: The project consisted of engineering, fabrication, conducting a witness test and finally installing a replacement burner for a single burner process heater incorporating the ClearSign Core™ NOx reduction technology. In addition to meeting the requirements for this specific service, this order also serves as an initial demonstration of ClearSign Core's superior NOx emissions technology for deployment into refiners' fleet of global facilities to meet their emissions reduction goals.

Relocated Company Headquarters to Tulsa, OK: The Company’s move to Tulsa provides both strategic and business development benefits. Tulsa is the epicenter of the global high tech combustion industry, with a highly skilled workforce, and where leaders in the industry like ClearSign’s partner Zeeco are based. Additionally, the Company has been awarded an incentive through the Oklahoma 21th Century Quality Jobs Act incentive program from the Oklahoma Department of Commerce.

Cash and cash equivalents were approximately $6,667,000 on March 31, 2022.

There were 32,154,746 shares of the Company’s common stock issued and outstanding as of March 31, 2022.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at  https://app.webinar.net/kGyrnlQ0VPX or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID #5976170. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com